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                                                                     Exhibit F-2



December 10, 1998



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                                            Re:      Conectiv
                                                     SEC File Number 70-9069
                                                     -----------------------

Dear Sir or Madam:

         As General Counsel for Conectiv, a Delaware corporation ("Conectiv"), I have acted as counsel to Conectiv in connection with Post Effective Amendment No. 3 to Application/Declaration on Form U-1 (File No. 70-9069)(hereinafter the "Amendment to Declaration"), filed with the Securities and Exchange Commission (the "Commission") jointly by Conectiv and certain nonutility subsidiaries of Conectiv (each a "Subsidiary" and, collectively, the "Subsidiaries").

         The Declaration seeks authorization under the Public Utility Holding Company Act of 1935, as amended (the "Act"), for certain transactions designed to simplify the corporate structure of and consolidate the nonutility subsidiaries of Conectiv, as more fully set forth in the Amendment to Declaration (the "Proposed Transactions").

         I am a member of the bar of the State of Delaware, the state in certain of the Subsidiaries are incorporated or qualified to do business. I am also a member of the bar of the Commonwealth of Virginia, a state in which certain of the Subsidiaries are qualified to business. I am not a member of the bars of the State of Maryland, a state in which certain of the Subsidiaries are qualified to do business, or the Commonwealth of Pennsylvania or State of New Jersey, states in which certain of the Subsidiaries are either incorporated or qualified to do business, and do not hold myself out as an expert in the laws of such states, although I have consulted with counsel to Conectiv who are expert in such laws. For purposes of this opinion, I have relied on advice from counsel employed or retained by Conectiv who are members of the bars of the States of Maryland and New Jersey and the Commonwealth of Pennsylvania.

         In connection with this opinion, I, or attorneys in whom I have confidence, have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all



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Securities and Exchange Commission
December 10, 1998
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persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, I have, when relevant facts were not independently established, relied upon statements contained in the Amendment to Declaration.

         The opinions expressed below with respect to the Proposed Transactions are subject to the following assumptions, qualifications, limitations, conditions and exceptions:

         (a) The Commission shall have duly entered an appropriate order or orders with respect to the Proposed Transactions, as described in the Amendment to Declaration, granting approval of and permitting the Amendment to Declaration to become effective under the Act and the rules and regulations thereunder, and the Proposed Transactions are consummated in accordance with the Amendment to Declaration.

         (b) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

         Based on the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the Proposed Transactions are consummated in accordance with the Declaration:

         1. All state laws to the Proposed Transactions will have been complied with by Conectiv or the applicable Subsidiary;

         2. Conectiv and each Subsidiary is validly organized and duly existing. With respect to each of those Subsidiaries whose common stock (or other form of ownership) will be acquired or canceled in connection with the Proposed Transactions, each such Subsidiary's shares of common stock (or other form of ownership) have been validly issued and are fully paid and nonassessable, and the holder thereof is entitled to the rights and privileges appertaining thereto set forth in the instrument of incorporation (or other document setting forth such rights) of such Subsidiary. With respect to the 9.65% First Mortgage Notes issued by Delmarva Services Company ("DSC"), these debt securities will be valid and binding obligations of Conectiv Properties and Investments, Inc. (the new name of Delmarva Capital Investments, Inc.) ("CPI") following the consummation of the merger of DSC with and into CPI;



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Securities and Exchange Commission
December 10, 1998
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         3. Conectiv and each Subsidiary acquiring the common stock (or other form of ownership) of another Subsidiary will legally acquire such common stock (or other form of ownership); and

         4. The consummation of such Proposed Transactions by Conectiv or the applicable Subsidiary will not violate the legal rights of the holders of any securities issued by Conectiv or any associate company thereof.

         I hereby consent to the use of this opinion in connection with the Amendment to Declaration.

                                Very truly yours,


                                /s/ Peter F. Clark

                                Peter F. Clark